EXHIBIT 20.1

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Jun-01


                                           Scheduled Principal Balance of Contracts
---------------------------------------------------------------------------------------------------------------------------------

Beginning                                                                                                       Ending
Principal                  Scheduled          Prepaid               Liquidated           Pre-Funding            Principal
Balance                    Principal          Principal             Principal                                   Balance
---------------------------------------------------------------------------------------------------------------------------------


 237,798,150.11        (466,368.60)        (923,634.23)          (429,370.14)               0.00                235,978,777.14
=================================================================================================================================




Scheduled                           Scheduled                                          Amount
Gross            Servicing          Pass Thru             Liquidation               Available for                  Total
Interest         Fee                Interest              Proceeds                  Distribution                  Distribution
-----------------------------------------------------------------------------------------------------------------------------------
2,383,566.19     198,165.13         2,185,401.06         274,997.22            0.00         4,048,566.24       0.00    4,048,566.24
===================================================================================================================================




                         Certificate Account
------------------------------------------------------------------------------------------------------------------------------

  Beginning                          Deposits                                            Investment              Ending
   Balance               Principal            Interest           Distributions            Interest               Balance
------------------------------------------------------------------------------------------------------------------------------
 239,208.58           1,803,176.73          2,201,830.49        (4,244,215.80)              922.07                922.07
==============================================================================================================================



                     P&I Advances at Distribution Date
 ------------------------------------------------------------------------------

   Beginning              Recovered            Current            Ending
    Balance               Advances            Advances           Balance
 ------------------------------------------------------------------------------
  2,547,017.66         -2,547,017.66      2,612,407.96       2,612,407.96
 ==============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                        June-01

Class B Crossover Test                                                                           Test Met?
---------------------------------------------------------------------------                    ---------------
(a) Remittance date on or after April 2005                                                           N

(b) Average 60 day Delinquency rate <=              5.5%                                             Y

(d) Cumulative losses do not exceed the following percent of the intitial principal balance of all Certificates

                Apr. 2005 - Sept. 2006              7%                                               N
                Oct. 2006 - Sept. 2007              8%                                               N
                Oct. 2007 - Mar. 2009               9.5%                                             N
                April 2009 and After                10.5%                                            N

(e) Current realized loss ratio <=                  3.00%                                            Y

(f) Does subordinated cert. percentage equal or
     exceed                                         56.840%
     of stated scheduled pool balance

                Beginning M balances                                             41,323,000.00
                Beginning B balances                                             27,993,000.00
                Overcollateralization                                             7,997,938.14
                                                                           --------------------
                                                                                 77,313,938.14
                Divided by beginning pool
                balance                                                         237,798,150.11
                                                                           --------------------
                                                                                       32.512%       N
                                                                           ====================

  Average 60 day delinquency ratio:


                              Over 60s           Pool Balance              %
                         ------------------------------------------------------------
  Current Mo                  15,761,740.46         235,978,777.14       6.68%
  1st Preceding Mo            12,674,192.72         237,798,150.11       5.33%
  2nd Preceding Mo            10,642,336.78         239,637,542.71       4.44%
                                                        Divided by         3
                                                                   ------------------
                                                                         5.48%
                                                                   ==================

  Cumulative loss ratio:

                          Cumulative losses             757,027.32
                                                -------------------
  Divided by Initial Certificate Principal          266,597,938.14      0.284%
                                                                   ==================

  Current realized loss ratio:

                         Liquidation                 Pool
                               Losses              Balance
                         ------------------------------------------
  Current Mo                     154,372.92         237,798,150.11
  1st Preceding Mo               122,940.24         239,637,542.71
  2nd Preceding Mo               247,561.59         242,199,644.25
                         ------------------------------------------
                                 524,874.75         239,878,445.69
                                                                        0.875%
                                                                   ==================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                        Jun-01

                                                                      Delinquency Analysis

                                                31 to 59 days                 60 to 89 days              90 days and Over
                No. of     Principal                        Principal                  Principal                  Principal
                Loans      Balance              #           Balance           #        Balance           #        Balance
                --------------------------------------------------------------------------------------------------------------------

Excluding Repos     6,538    230,515,761.03       271      8,830,669.34      112      4,115,746.22      166       6,273,088.10

          Repos       147      5,463,016.11         2         90,109.97        6        213,494.63      139       5,159,411.51
                --------------------------------------------------------------------------------------------------------------------

          Total     6,685    235,978,777.14       273      8,920,779.31      118      4,329,240.85      305      11,432,499.61
                ====================================================================================================================


                                                                          Repossession Analysis
                                               Active Repos            Reversal       Current Month
                    Total Delinq.              Outstanding           (Redemption)        Repos                   Cumulative Repos
                          Principal               Principal            Principal             Principal               Principal
                 #        Balance           #     Balance         #     Balance      #       Balance            #    Balance
               -------------------------------------------------------------------------------------------------------------------

Excluding Repos  549    19,219,503.66      147   5,463,016.11    -1    (37,881.28)    36       1,338,180.32    222    7,522,163.64

          Repos  147    5,463,016.11
               ------------------------

          Total  696    24,682,519.77
               ========================
               10.4%           10.46%
               ========================

OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Jun-01

REPOSSESSION LIQUIDATION REPORT
                                                    Liquidated
     Account                 Customer                Principal           Sales           Insur.          Total         Repossession
     Number                    Name                   Balance           Proceeds        Refunds         Proceeds         Expenses
------------------------------------------------------------------------------------------------------------------------------------
          0060541 SAMMIE L PICKENS                   2,811.49         1,000.00           0.00         1,000.00         1,350.00
          0291666 STEVE B BETOURNEY                  3,450.14           500.00           0.00           500.00         1,350.00
          2278083 JASON ETLER                       54,852.58        54,000.00         302.10        54,302.10        10,970.00
          2276855 CURTIS WASHINGTON                 28,688.93        27,900.00           0.00        27,900.00         6,517.00
          2279883 MARY RANGEL                       26,371.05        27,000.00           0.00        27,000.00         6,490.00
          2281939 CAROL A MITCHELL                  42,437.69        44,650.00           0.00        44,650.00        10,689.50
          2286383 GREGORY A LESTER                  42,103.61        37,250.00           0.00        37,250.00        10,467.50
          2286391 DORIS F RICH                      18,470.05        20,965.00       1,616.28        22,581.28         5,680.00
          2287621 CINDY M MARTIN                    26,670.19        27,625.00           0.00        27,625.00         5,680.00
          2302214 ROGER D FIKE                      29,557.59        28,400.00         412.03        28,812.03         6,532.00
          2308286 CHIRISTINE A HUBERT               25,984.91        28,707.55         224.53        28,932.08         6,541.23
          2312759 GLEN E DORTCH                     36,444.77        37,900.00         621.60        38,521.60         6,817.00
          2325066 CLIFTON M HEATON                  25,201.13        25,900.00         290.06        26,190.06         6,457.00
          2330082 DAVID M BIESANZ                   29,404.60        24,400.00         703.28        25,103.28         6,412.00
          2264208 DEVENAE BRAVE                     36,921.41        39,500.00           0.00        39,500.00         5,680.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                                                                          0.00
                                                 -----------------------------------------------------------------------------------
                                                   429,370.14       425,697.55       4,169.88       429,867.43        97,633.23
                                                 ===================================================================================

                                                   Net                                      Net           Current
     Account                 Customer           Liquidation    Unrecov.   FHA Insurance   Pass Thru      Period Net   Cumulative
     Number                    Name              Proceeds      Advances     Coverage      Proceeds       Gain/(Loss)  Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------------
          0060541 SAMMIE L PICKENS               (350.00)      4,065.15         0.00     (4,415.15)      (7,226.64)
          0291666 STEVE B BETOURNEY              (850.00)        958.80         0.00     (1,808.80)      (5,258.94)
          2278083 JASON ETLER                  43,332.10       5,091.64         0.00     38,240.46      (16,612.12)
          2276855 CURTIS WASHINGTON            21,383.00       3,831.51         0.00     17,551.49      (11,137.44)
          2279883 MARY RANGEL                  20,510.00       3,345.29         0.00     17,164.71       (9,206.34)
          2281939 CAROL A MITCHELL             33,960.50       5,623.60         0.00     28,336.90      (14,100.79)
          2286383 GREGORY A LESTER             26,782.50       4,652.35         0.00     22,130.15      (19,973.46)
          2286391 DORIS F RICH                 16,901.28       3,870.91         0.00     13,030.37       (5,439.68)
          2287621 CINDY M MARTIN               21,945.00       3,572.35         0.00     18,372.65       (8,297.54)
          2302214 ROGER D FIKE                 22,280.03       3,752.26         0.00     18,527.77      (11,029.82)
          2308286 CHIRISTINE A HUBERT          22,390.85       2,560.59         0.00     19,830.26       (6,154.65)
          2312759 GLEN E DORTCH                31,704.60       4,255.42         0.00     27,449.18       (8,995.59)
          2325066 CLIFTON M HEATON             19,733.06       3,619.97         0.00     16,113.09       (9,088.04)
          2330082 DAVID M BIESANZ              18,691.28       3,614.48         0.00     15,076.80      (14,327.80)
          2264208 DEVENAE BRAVE                33,820.00       4,422.66         0.00     29,397.34       (7,524.07)
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                                    0.00                                      0.00            0.00
                                             ----------------------------------------------------------------------
                                              332,234.20      57,236.98         0.00    274,997.22     (154,372.92)    (757,027.32)
                                             ======================================================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:                       Jun-01

CERTIFICATE PRINCIPAL ANALYSIS

                     PRINCIPAL
                                           Beginning           Beginning                                            Ending Principal
Senior              Original Certificate  Certificate     Principal Shortfall  Current Principal       Current      Shortfall Carry-
Certificates              Balance           Balance           Carry-Over              Due           Principal Paid        Over
------------------------------------------------------------------------------------------------------------------------------------
A-1                     189,284,000.00    155,806,728.53           0.00        1,819,372.97       1,819,372.97             0.00









                    ----------------------------------------------------------------------------------------------------------------
Total Certificate
     Principal Bal.    189,284,000.00    155,806,728.53         0.00           1,819,372.97       1,819,372.97             0.00
                    ================================================================================================================



                                            Accelerated
                                             Principal                  Ending                           Principal Paid
Senior                                      Distribution             Certificate                           Per $1,000
Certificates                                   Amount                  Balance          Pool Factor       Denomination
-------------------                    ---------------------------------------------
A-1                                         493,859.69             153,493,495.87         81.09164%           12.22096

                                       ---------------------------------------------
Total Certificate
     Principal Bal.                         493,859.69             153,493,495.87
                                       =============================================




                                               Beginning     Beginning             Current                        Ending Principal
Subordinate             Original Certificate   Certificate   Principal Shortfall   Principal         Current       Shortfall Carry-
Certificates            Balance                Balance       Carry-Over            Due             Principal Paid    Over
                        ------------------------------------------------------------------------------------------------------------

M-1                        26,660,000.00       26,660,000.00      0.00                 0.00            0.00             0.00
M-1 Outstanding
     Writedown                                          0.00

M-2                        14,663,000.00       14,663,000.00      0.00                 0.00            0.00             0.00
M-2 Outstanding
     Writedown                                          0.00

B-1                        13,330,000.00       13,330,000.00      0.00                 0.00            0.00             0.00
B-1 Outstanding
     Writedown                                          0.00

B-2                        14,663,000.00       14,663,000.00      0.00                 0.00            0.00             0.00
B-2 Outstanding
     Writedown                                          0.00

Excess Asset
     Principal
     Balance                7,997,938.14       12,675,421.58
                          ----------------------------------------------------------------------------------------------------------

Total Excluding
     Writedown
     Balances              77,313,938.14       81,991,421.58      0.00                 0.00            0.00             0.00
                          ==========================================================================================================

All Certificates
     Excluding
     Writedown
     Balances             266,597,938.14      237,798,150.11      0.00         1,819,372.97    1,819,372.97             0.00
                          ==========================================================================================================




                                      Accelerated
                      Current          Principal                  Ending                                 Principal Paid
Subordinate            Writedown/     Distribution               Certificate                              Per $1,000
Certificates             (Writeup)        Amount                    Balance              Pool Factor        Denomination
                   ----------------------------------------------------------------

M-1                       0.00                                     26,660,000.00        100.00000%            0.00000
M-1 Outstanding
     Writedown            0.00                                              0.00

M-2                       0.00                                     14,663,000.00        100.00000%            0.00000
M-2 Outstanding
     Writedown            0.00                                              0.00

B-1                       0.00                                     13,330,000.00        100.00000%            0.00000
B-1 Outstanding
     Writedown            0.00                                              0.00

B-2                       0.00                                     14,663,000.00        100.00000%            0.00000
B-2 Outstanding
     Writedown            0.00                                              0.00

Excess Asset
     Principal
     Balance                              (493,859.69)             13,169,281.27
                   --------------------------------------------------------------

Total Excluding
     Writedown
     Balances             0.00            (493,859.69)             82,485,281.27
                   ==============================================================

All Certificates
     Excluding
     Writedown
     Balances             0.00                   0.00             235,978,777.14
                   ==============================================================


OAKWOOD MORTGAGE INVESTORS, INC. 2000-C
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MO. MONTH                     Jun-01

CERTIFICATE INTEREST ANALYSIS


                                                                            Current
                   Pass       Beginning Carry-                             Carry-Over                                Ending
Senior            Through      Over Priority        Current Priority    Priority Interest                          Carry-Over
Certificates       Rate       Interest Balance      Interest Accrual         Accrual              Paid               Balance
                 -------------------------------------------------------------------------------------------------------------------
A-1                7.7200%      0.00                1,002,356.62            0.00                 1,002,356.62         0.00








                            --------------------------------------------------------------------------------------------------------

Total                           0.00                1,002,356.62            0.00                 1,002,356.62         0.00
                            ========================================================================================================




                   Interest
                   Paid Per
Senior               1000               Total Class
Certificates     Denomination          Distribution
                 ----------------------------------------
A-1               5.29552              3,315,589.28








                                   ----------------------

Total                                  3,315,589.28
                                   ======================



                                                                             Current                                 Ending
                   Pass       Beginning Carry-                             Carry-Over                              Carry-Over
Subordinate       Through      Over Priority        Current Priority    Priority Interest  Priority Interest    Priority Interest
Certificates       Rate       Interest Balance      Interest Accured         Accured              Paid               Balance
                 -------------------------------------------------------------------------------------------------------------------
M-1                  8.4900%                 0.00            188,619.50              0.00           188,619.50                 0.00


M-2                  8.9000%                 0.00            108,750.58              0.00           108,750.58                 0.00


B-1                  9.4200%                 0.00            104,640.50              0.00           104,640.50                 0.00

B-2                 10.5000%                 0.00            128,301.25              0.00           128,301.25                 0.00

X                                    5,280,258.32            648,232.61              0.00                 0.00         5,928,490.93

R                                            0.00                  0.00              0.00                 0.00                 0.00

Service Fee          1.0000%                 0.00            198,165.13              0.00           198,165.13                 0.00

Current Trustee
     Fees                                                                                             4,500.00

                            --------------------------------------------------------------------------------------------------------
Total                                5,280,258.32          1,376,709.57              0.00           732,976.96         5,928,490.93
                            ========================================================================================================

 All Certificates                    5,280,258.32          2,379,066.19              0.00         1,735,333.58         5,928,490.93
                            ========================================================================================================




                   Beginning                              Current                         Ending       Interest
                  Carry-Over        Current             Carry-Over                      Carry-Over     Paid Per
Subordinate        Writedown       Writedown             Writedown        Writedown     Writedown        1000          Total Class
Certificates     Int. Balance    Int. Accrued          Int. Accrued     Interest Paid  Int. Balance  Denomination     Distribution
                 -------------------------------------------------------------------------------------------------------------------
M-1                     0.00         0.00                  0.00              0.00        0.00        7.07500          188,619.50


M-2                     0.00         0.00                  0.00              0.00        0.00        7.41667          108,750.58


B-1                     0.00         0.00                  0.00              0.00        0.00        7.85000          104,640.50

B-2                     0.00         0.00                  0.00              0.00        0.00        8.75000          128,301.25

X                                                                                                                           0.00

R                                                                                                                           0.00

Service Fee                                                                                                           198,165.13

Current Trustee
     Fees                                                                                                               4,500.00

                 -----------------------------------------------------------------------------               --------------------
Total                   0.00         0.00                  0.00              0.00        0.00                         732,976.96
                 =============================================================================               ====================

 All Certificates       0.00         0.00                  0.00              0.00        0.00                       4,048,566.24
                 ===================================================================================         ====================
                                                                Cumulative X Interest Shortfall                     5,928,490.93
                                                                Cumulative Accelerated Prin. Disb.                 (5,171,463.61)
                                                                                                             --------------------
                                                                     Cumulative Losses                                757,027.32
                                                                                                             ====================